Filed pursuant to Rule 424(b)(3)
Registration No. 333-160268

Prospectus

GEOKINETICS INC.
$250,000,000
Debt Securities
Preferred Stock
Common Stock
Warrants

        This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a supplement to this prospectus that contains specific information about the offering. The supplement may also add, update or change information contained in this prospectus. You should carefully read this prospectus, all prospectus supplements and all other documents incorporated by reference in this prospectus before you invest in our securities. Our common stock is quoted on the NYSE Amex under the symbol "GOK."

        THIS PROSPECTUS MAY NOT BE USED TO SELL SECURITIES UNLESS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

        INVESTING IN OUR SECURITIES INVOLVES A HIGH DEGREE OF RISKS. RISKS ASSOCIATED WITH AN INVESTMENT IN OUR SECURITIES WILL BE DESCRIBED IN THE APPLICABLE PROSPECTUS SUPPLEMENT AND OUR PERIODIC AND OTHER REPORTS WE FILE WITH THE SECURITIES AND EXCHANGE COMMISSION, AS DESCRIBED IN "RISK FACTORS" ON PAGE 2. YOU SHOULD CAREFULLY CONSIDER THOSE RISK FACTORS BEFORE INVESTING.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is August 25, 2009.

ABOUT THIS PROSPECTUS

        This prospectus is part of a "shelf" registration statement that we filed with the Securities and Exchange Commission, or SEC. Under this registration statement, we may sell any combination of the securities described in this prospectus from time to time in one or more offerings with an aggregate offering price of up to $250,000,000. This prospectus provides you with a general description of the securities we may offer. As permitted by the rules of the SEC, this prospectus does not contain all the information set forth in the registration statement. Each time we sell securities, we will provide a supplement to this prospectus that will contain specific information about the terms of that offering. That prospectus supplement may also add, update or change information contained in this prospectus. Before purchasing any securities, you should carefully read both this prospectus and any applicable prospectus supplement, together with the additional information described in this prospectus under the headings "Where You Can Find More Information" and "Incorporation by Reference."

        You should rely only on the information contained in this prospectus and in any applicable prospectus supplement, including any information incorporated by reference. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should not assume that the information appearing in this prospectus, any prospectus supplement or any document incorporated by reference is accurate at any date other than as of the date of each such document. Our business, financial condition, results of operations and prospects may have changed since the date indicated on the cover page of such documents.

        The distribution of this prospectus may be restricted by law in certain jurisdictions. You should inform yourself about and observe these restrictions. This prospectus does not constitute, and may not be used in connection with, an offer or solicitation by anyone in any jurisdiction in which the offer or solicitation is not authorized, or in which the person making the offer or solicitation is not qualified to do so, or to any person to whom it is unlawful to make the offer or solicitation.

        When used in this prospectus or in any supplement to this prospectus, the terms "Geokinetics," the "Company," "we," "our" and "us" refer to Geokinetics Inc. and its subsidiaries, unless otherwise indicated or the context otherwise requires.

GEOKINETICS INC.

        We are a full-service, global provider of seismic data acquisition and seismic data processing and interpretation services based in Houston, Texas. We operate in land, marsh and swamp areas, or transition zones, and shallow water environments. Our services are used by oil and natural gas exploration and production companies to identify and analyze drilling prospects, maximize drilling success, optimize field development and enhance production economics.

        We seek to differentiate ourselves from our competitors through our focus on harsh environments, difficult to shoot locations and the innovative application of our specialized equipment and processes. We primarily perform three-dimensional seismic data surveys for our customers, which include many national oil and gas companies, major international oil and gas companies and public and private independent operators. In addition, we perform a significant amount of work for seismic data library companies that acquire seismic data to license to oil and gas companies rather than for their own use.

        We provide our seismic data acquisition services in the Gulf Coast, Mid-Continent, California, Appalachian and Rocky Mountain regions of the United States, Western Canada, Canadian Arctic, Central and South America, Africa, the Middle East, Australia/New Zealand and the Far East. We engage in seismic data acquisition services in land, transition zone and shallow water environments on a contract and non-exclusive basis for our customers. Our equipment is capable of collecting two-dimensional, three dimensional and multi-component seismic data.

        Additional information concerning our business and operations is incorporated by reference herein from our other filings made with the Securities and Exchange Commission and may be included in applicable prospectus supplements and any pricing supplements.

        Our corporate offices are located at 1500 CityWest Blvd., Suite 800, Houston, Texas 77042, and our telephone number is (713) 850-7600.

RISK FACTORS

        Investment in our securities subjects a shareholder to uncertainties and risks. Investors should carefully consider and evaluate all of the information included or incorporated by reference in this prospectus, including the risk factors described in our most recent annual report on Form 10-K, financial statements and related notes updated by our quarterly reports on Form 10-Q, as well as other SEC filings filed after such annual report. Our business, financial condition, liquidity or results of operations have the potential to be materially adversely affected if any of the risks were to actually occur.

FORWARD LOOKING STATEMENTS

        Certain maters discussed in this prospectus, except for historical information contained here but including the information we incorporate by reference, are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). When used in this prospectus, words such as "anticipates," "believes," "expects," "estimates," "intends," "plans," "projects," and similar expressions, as they relate to our Company or management, identify forward-looking statement. Forward-looking statements include but are not limited to statements about business outlook for the year, backlog and bid activity, business strategy and related financial performance and statements with respect to future benefits. These statements are based on certain assumptions made by us based on management's experience and perception of historical trends, industry conditions, market position, future operations, profitability, liquidity, backlog, capital resources and other factors believed to be appropriate. Management's expectations and assumptions regarding our operations and other anticipated future developments are subject to risks, uncertainties and other factors that could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements. These include risks relating to job delays or cancellations, impact from severe weather conditions, reduction in oil and gas prices, the continued disruption in worldwide financial markets, cancellation of existing backlog or failure to generate additional backlog, and other important factors that could cause actual results to differ materially from those projected. Backlog is an estimate and consists of written orders and commitments for our services which we believe to be firm, however, in many instances the contracts are cancelable by customers so we may never realize some, or all, of our backlog, which may lead to lower than expected financial performance. Although we believe that the expectations reflected in such statements are reasonable, there is no assurance that such expectations will be correct. All of our forward-looking statements, whether written oral, are expressly qualified by these cautionary statements and any other cautionary statements that may accompany such forward-looking statements. In addition, we disclaim any obligation to update any forward-looking statements to reflect events or circumstances after the date of this prospectus.

USE OF PROCEEDS

        Unless we inform you otherwise in the prospectus supplement or any pricing supplement, we expect to use the net proceeds generated from the sale of securities offered by this prospectus for general corporate purposes. General corporate purposes include the repayment or refinancing of debt, further expansion of our seismic data operations, acquisitions and other capital requirements.

RATIO OF EARNINGS TO FIXED CHARGES

        The following table presents our historical ratio of earnings to fixed charges for the periods shown:

		Year Ended December 31,
	Six Months Ended June 30, 2009
		2008	2007	2006	2005	2004
Ratio of earnings to fixed charges	2.5	1.3	—	—	—	—
Ratio of earnings to combined fixed charges and preferred dividends	1.8	—	—	—	—	—

        The ratio of earnings to fixed charges was computed by dividing earnings by fixed charges. "Earnings" consist of pretax income from continuing operations plus fixed charges, less interest capitalized. The term "fixed charges" means the sum of the following: (a) interest expensed and capitalized, (b) amortized premiums, discounts, and capitalized expenses related to indebtedness, and (c) an estimate of the interest within rental expense. The amount of preferred dividends is the amount of pre-tax earnings that is required to pay the dividends on outstanding preferred stock. In the periods before the year ended December 31, 2008, earnings were not sufficient to cover fixed charges. In the periods before the six months ended June 30, 2009, earnings were not sufficient to cover fixed charges and preferred dividends.

DESCRIPTION OF DEBT SECURITIES

        The debt securities of Geokinetics covered by this prospectus will be our general unsecured obligations. We will issue senior debt securities on a senior unsecured basis under one or more separate indentures between us, one or more of our subsidiaries, if any, that may be guarantors (the "Subsidiary Guarantors") and a trustee that we will name in the prospectus supplement. We refer to any such indenture as a senior indenture. We will issue subordinated debt securities under one or more separate indentures between us, the Subsidiary Guarantors, if any, and a trustee that we will name in the prospectus supplement. We refer to any such indenture as a subordinated indenture. We refer to the senior indentures and the subordinated indentures collectively as the indentures. The indentures will be substantially identical, except for provisions relating to subordination. The senior debt securities will constitute senior debt and will rank equally with all of our unsecured and unsubordinated debt. The subordinated debt securities will be subordinated to, and thus have a junior position to, the senior debt of Geokinetics (as defined with respect to the series of subordinated debt securities) and may rank equally with or senior or junior to our other subordinated debt that may be outstanding from time to time.

        We have summarized material provisions of the indentures, the debt securities and the guarantees below. This summary is not complete. We have incorporated by reference the form of senior indenture and the form of subordinated indenture with the SEC as exhibits to the registration statement, and you should read the indentures for provisions that may be important to you. Please read "Where You Can Find More Information."

        In this summary description of the debt securities, unless we state otherwise or the context clearly indicates otherwise, all references to Geokinetics mean Geokinetics Inc. only and do not include its subsidiaries.

Provisions Applicable to Each Indenture

        The indentures do not limit the amount of debt securities that may be issued under that indenture, and do not limit the amount of other unsecured debt or securities that Geokinetics may issue. Geokinetics may issue debt securities under the indentures from time to time in one or more series, each in an amount authorized prior to issuance. The indentures also give us the ability to reopen a previous issue of a series of debt securities and issue additional debt securities of that series.

        Geokinetics conducts substantially all of its operations through subsidiaries, and those subsidiaries generate substantially all its operating income and cash flow. As a result, distributions or advances from those subsidiaries are the principal source of funds necessary to meet the debt service obligations of Geokinetics. Contractual provisions or laws, as well as the subsidiaries' financial condition and operating requirements, may limit the ability of Geokinetics to obtain cash from its subsidiaries that it requires to pay its debt service obligations, including any payments required to be made under the debt securities. In addition, holders of the debt securities will have a junior position to the claims of creditors of the subsidiaries of Geokinetics on their assets and earnings, to the extent Geokinetics's subsidiaries do not guarantee the debt securities.

        The indentures do not contain any covenants or other provisions designed to protect holders of the debt securities in the event Geokinetics participates in a highly leveraged transaction or upon a change of control. The indentures also do not contain provisions that give holders the right to require Geokinetics to repurchase its securities in the event of a decline in Geokinetics's credit ratings for any reason, including as a result of a takeover, recapitalization or similar restructuring or otherwise.

        Terms.    The prospectus supplement relating to any series of debt securities being offered will include specific terms relating to the offering. These terms will include some or all of the following:

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  whether the debt securities will be senior or subordinated debt securities;

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  the title of the debt securities;

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  the total principal amount of the debt securities;

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  whether the debt securities will be issued in individual certificates to each holder or in the form of temporary or permanent global securities held by a depositary on behalf of holders;

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  the date or dates on which the principal of and any premium on the debt securities will be payable;

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  any interest rate, the date from which interest will accrue, interest payment dates and record dates for interest payments;

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  any right to extend or defer the interest payment periods and the duration of the extension;

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  whether and under what circumstances any additional amounts with respect to the debt securities will be payable;

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  whether the debt securities are entitled to a guarantee of any Subsidiary Guarantors;

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  the place or places where payments on the debt securities will be payable;

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  any provisions for optional redemption or early repayment;

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  any sinking fund or other provisions that would require the redemption, purchase or repayment of debt securities;

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  the denominations in which the debt securities will be issued, if other than denominations of $1,000 and integral multiples thereof;

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  whether payments on the debt securities will be payable in foreign currency or currency units or another form and whether payments will be payable by reference to any index or formula;

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  the portion of the principal amount of debt securities that will be payable if the maturity is accelerated, if other than the entire principal amount;

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  any additional means of defeasance of the debt securities, any additional conditions or limitations to defeasance of the debt securities or any changes to those conditions or limitations;

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  any changes or additions to the events of default or covenants described in this prospectus;

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  any restrictions or other provisions relating to the transfer or exchange of debt securities;

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  any terms for the conversion or exchange of the debt securities for other securities of Geokinetics or any other entity;

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  with respect to any subordinated indenture, any changes to the subordination provisions for the subordinated debt securities; and

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  any other terms of the debt securities not prohibited by the applicable indenture.

        Geokinetics may sell the debt securities at a discount, which may be substantial, below their stated principal amount. These debt securities may bear no interest or interest at a rate that at the time of issuance is below market rates. If Geokinetics sells these debt securities, we will describe in the prospectus supplement any material United States federal income tax consequences and other special considerations.

        If Geokinetics sells any of the debt securities for any foreign currency or currency unit or if payments on the debt securities are payable in any foreign currency or currency unit, we will describe in the prospectus supplement the restrictions, elections, tax consequences, specific terms and other information relating to those debt securities and the foreign currency or currency unit.

        Consolidation, Merger and Sale of Assets or any Subsidiary Guarantors.    Unless we inform you otherwise in the applicable prospectus supplement, the indentures generally permit a consolidation or merger between Geokinetics or any Subsidiary Guarantor and another entity. They also permit Geokinetics or any Subsidiary Guarantors to sell, lease, convey, transfer or otherwise dispose of all or substantially all of their assets. Geokinetics and any Subsidiary Guarantors have agreed, however, that they will not consolidate with or merge into any entity or sell, lease, convey, transfer or otherwise dispose of all or substantially all of their assets to any entity unless:

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  immediately after giving effect to the transaction, no default or event of default would occur and be continuing or would result from the transaction; and

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  if Geokinetics or the Subsidiary Guarantor, as the case may be, is not the continuing entity, the resulting entity or transferee is organized and existing under the laws of any United States jurisdiction and assumes the due and punctual payments on the debt securities and the performance of its covenants and obligations under the indenture and the debt securities.

        Upon any such consolidation or merger in which Geokinetics is not the continuing entity or any such asset sale, lease, conveyance, transfer or disposition involving Geokinetics, the resulting entity or transferee will be substituted for Geokinetics under the applicable indenture and debt securities. In the case of an asset sale, conveyance, transfer or disposition other than a lease, Geokinetics will be released from the applicable indenture.

        Events of Default.    Unless we inform you otherwise in the applicable prospectus supplement, the following are events of default with respect to a series of debt securities:

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  failure to pay interest when due on that series of debt securities for 30 days;

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  failure to pay principal of or any premium on that series of debt securities when due;

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  failure to make any sinking fund payment when required for that series for 30 days;

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  failure to comply with any covenant or agreement in that series of debt securities or the applicable indenture (other than an agreement or covenant that has been included in the indenture solely for the benefit of one or more other series of debt securities) for 90 days after written notice by the trustee or by the holders of at least 25% in principal amount of the outstanding debt securities issued under that indenture that are affected by that failure;

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  specified events involving bankruptcy, insolvency or reorganization of Geokinetics Inc. or any Subsidiary Guarantor, if such Subsidiary Guarantor is a guarantor with respect to that series of debt securities and it is a "significant subsidiary" as defined in Article I, Rule 1-02 of Regulation S-X promulgated under the Securities Act of 1933;

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  specified events involving the subsidiary guarantees; and

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  any other event of default provided for that series of debt securities.

        A default under one series of debt securities will not necessarily be a default under another series. The indentures provide that the trustee generally must mail notice of a default or event of default of which it has actual knowledge to the registered holders of the applicable debt securities within 90 days of occurrence. However, the trustee may withhold notice to the holders of the debt securities of any default or event of default (except in any payment on the debt securities) if the trustee considers it in the interest of the holders of the debt securities to do so.

        If an event of default relating to certain events of bankruptcy, insolvency or reorganization occurs, the principal of and interest on all the debt securities issued under the applicable indenture will become immediately due and payable without any action on the part of the trustee or any holder. If any other event of default for any series of debt securities occurs and is continuing, the trustee or the holders of at least 25% in principal amount of the outstanding debt securities of the series affected by the default (or, in some cases, 25% in principal amount of all debt securities issued under the applicable indenture that are affected, voting as one class) may declare the principal of and all accrued and unpaid interest on those debt securities immediately due and payable. The holders of a majority in principal amount of the outstanding debt securities of the series affected by the event of default (or, in some cases, of all debt securities issued under the applicable indenture that are affected, voting as one class) may in some cases rescind this accelerated payment requirement.

        A holder of a debt security of any series issued under an indenture may pursue any remedy under that indenture only if:

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  the holder gives the trustee written notice of a continuing event of default for that series;

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  the holders of at least 25% in principal amount of the outstanding debt securities of that series make a written request to the trustee to pursue the remedy;

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  the holders offer to the trustee indemnity satisfactory to the trustee;

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  the trustee fails to act for a period of 60 days after receipt of the request and offer of indemnity; and

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  during that 60-day period, the holders of a majority in principal amount of the debt securities of that series do not give the trustee a direction inconsistent with the request.

        This provision does not, however, affect the right of a holder of a debt security to sue for enforcement of any overdue payment.

        In most cases, holders of a majority in principal amount of the outstanding debt securities of a series (or of all debt securities issued under the applicable indenture that are affected, voting as one class) may direct the time, method and place of:

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  with respect to debt securities of a series, conducting any proceeding for any remedy available to the trustee and exercising any trust or power conferred on the trustee relating to or arising as a result of specified events of default; or

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  with respect to all debt securities issued under the applicable indenture that are affected, conducting any proceeding for any remedy available to the trustee and exercising any trust or power conferred on the trustee relating to or arising other than as a result of such specified events of default.

        The trustee, however, may refuse to follow any such direction that conflicts with law or the indentures, is unduly prejudicial to the rights of other holders of the debt securities, or would involve the trustee in personal liability. In addition, prior to acting at the direction of holders, the trustee will be entitled to be indemnified by those holders against any loss and expenses caused thereby.

        The indentures require Geokinetics to file each year with the trustee a written statement as to its compliance with the covenants contained in the applicable indenture.

        Modification and Waiver.    Each indenture may be amended or supplemented if the holders of a majority in principal amount of the outstanding debt securities of all series issued under that indenture that are affected by the amendment or supplement (acting as one class) consent to it. Without the consent of the holder of each debt security issued under the indenture and affected, however, no modification to that indenture may:

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  reduce the amount of debt securities whose holders must consent to an amendment, supplement or waiver;

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  reduce the rate of or change the time for payment of interest on the debt security;

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  reduce the principal of the debt security or change its stated maturity;

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  reduce any premium payable on the redemption of the debt security or change the time at which the debt security may or must be redeemed;

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  change any obligation to pay additional amounts on the debt security;

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  make payments on the debt security payable in currency other than as originally stated in the debt security;

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  impair the holder's right to institute suit for the enforcement of any payment on the debt security;

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  make any change in the percentage of principal amount of debt securities necessary to waive compliance with certain provisions of the indenture or to make any change in the provision related to modification;

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  with respect to the subordinated indenture, modify the provisions relating to the subordination of any subordinated debt security in a manner adverse to the holder of that security; or

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  waive a continuing default or event of default regarding any payment on the debt securities.

        Each indenture may be amended or supplemented or any provision of that indenture may be waived without the consent of any holders of debt securities issued under that indenture in certain circumstances, including:

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  to cure any ambiguity, omission, defect or inconsistency;

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  to provide for the assumption of the obligations under the indenture of Geokinetics by a successor upon any merger or consolidation or asset sale, lease, conveyance, transfer or other disposition of all or substantially all of our assets, in each case as permitted under the indenture;

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  to provide for uncertificated debt securities in addition to or in place of certificated debt securities or to provide for bearer debt securities;

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  to provide any security for, any guarantees of or any additional obligors on any series of debt securities;

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  to comply with any requirement to effect or maintain the qualification of that indenture under the Trust Indenture Act of 1939;

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  to add covenants that would benefit the holders of any debt securities or to surrender any rights Geokinetics has under the indenture;

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  to add events of default with respect to any debt securities;

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  to make any change that does not adversely affect any outstanding debt securities of any series issued under that indenture in any material respect; provided, that any change made solely to conform the provisions of the indenture to a description of debt securities in a prospectus supplement will not be deemed to adversely affect any outstanding debt securities of any series issued under that indenture in any material respect; and

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  to supplement the provisions of an indenture to permit or facilitate defeasance or discharge of securities that does not adversely affect any outstanding debt securities of any series issued under that indenture in any material respect.

        The holders of a majority in principal amount of the outstanding debt securities of any series (or, in some cases, of all debt securities issued under the applicable indenture that are affected, voting as one class) may waive any existing or past default or event of default with respect to those debt securities. Those holders may not, however, waive any default or event of default in any payment on any debt security or compliance with a provision that cannot be amended or supplemented without the consent of each holder affected.

        Defeasance.    When we use the term defeasance, we mean discharge from some or all of our obligations under an indenture. If any combination of funds or government securities are deposited with the trustee under an indenture sufficient to make payments on the debt securities of a series issued under that indenture on the dates those payments are due and payable, then, at Geokinetics's option, either of the following will occur:

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  Geokinetics and any Subsidiary Guarantors will be discharged from their obligations with respect to the debt securities of that series ("legal defeasance"); or

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  Geokinetics and any Subsidiary Guarantors will no longer have any obligation to comply with the consolidation, merger, and sale of assets covenant and other specified covenants relating to the debt securities of that series, and the related events of default will no longer apply ("covenant defeasance").

        If a series of debt securities is defeased, the holders of the debt securities of the series affected will not be entitled to the benefits of the applicable indenture, except for obligations to register the transfer or exchange of debt securities, replace stolen, lost or mutilated debt securities or maintain paying agencies and hold moneys for payment in trust. In the case of covenant defeasance, the obligation of Geokinetics to pay principal, premium and interest on the debt securities and, if applicable, a Subsidiary Guarantor's guarantee of the payments, will also survive.

        Unless we inform you otherwise in the prospectus supplement, we will be required to deliver to the trustee an opinion of counsel that the deposit and related defeasance would not cause the holders of the debt securities to recognize income, gain or loss for U.S. federal income tax purposes. If we elect legal defeasance, that opinion of counsel must be based upon a ruling from the U.S. Internal Revenue Service or a change in law to that effect.

        Governing Law.    New York law will govern the indentures, the debt securities and the guarantees.

        Trustee.    If an event of default occurs under an indenture and is continuing, the trustee under that indenture will be required to use the degree of care and skill of a prudent person in the conduct of that person's own affairs. The trustee will become obligated to exercise any of its powers under that indenture at the request of any of the holders of any debt securities issued under that indenture only after those holders have offered the trustee indemnity satisfactory to it.

        Each indenture contains limitations on the right of the trustee, if it becomes a creditor of Geokinetics or any Subsidiary Guarantor, if applicable, to obtain payment of claims or to realize on certain property received for any such claim, as security or otherwise. The trustee is permitted to engage in other transactions with Geokinetics or any Subsidiary Guarantor, if applicable. If, however, it acquires any conflicting interest, it must eliminate that conflict or resign within 90 days after ascertaining that it has a conflicting interest and after the occurrence of a default under the applicable indenture, unless the default has been cured, waived or otherwise eliminated within the 90-day period.

        Form, Exchange, Registration and Transfer.    The debt securities will be issued in registered form, without interest coupons. There will be no service charge for any registration of transfer or exchange of the debt securities. However, payment of any transfer tax or similar governmental charge payable for that registration may be required.

        Debt securities of any series will be exchangeable for other debt securities of the same series, the same total principal amount and the same terms but in different authorized denominations in accordance with the applicable indenture. Holders may present debt securities for registration of transfer at the office of the security registrar or any transfer agent Geokinetics designates. The security registrar or transfer agent will effect the transfer or exchange if its requirements and the requirements of the applicable indenture are met.

        The trustee will be appointed as security registrar for the debt securities. If a prospectus supplement refers to any transfer agents Geokinetics initially designates, Geokinetics may at any time rescind that designation or approve a change in the location through which any transfer agent acts. Geokinetics is required to maintain an office or agency for transfers and exchanges in each place of payment. Geokinetics may at any time designate additional transfer agents for any series of debt securities.

        In the case of any redemption, Geokinetics will not be required to register the transfer or exchange of:

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  any debt security during a period beginning 15 business days prior to the mailing of any notice of redemption or mandatory offer to repurchase and ending on the close of business on the day of mailing of such notice; or

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  any debt security that has been called for redemption in whole or in part, except the unredeemed portion of any debt security being redeemed in part.

        Payment and Paying Agent.    Unless we inform you otherwise in a prospectus supplement, payments on the debt securities will be made in U.S. dollars at the office of the trustee and any paying agent. At Geokinetics's option, however, payments may be made by wire transfer for global debt securities or by check mailed to the address of the person entitled to the payment as it appears in the security register. Unless we inform you otherwise in a prospectus supplement, interest payments will be made to the person in whose name the debt security is registered at the close of business on the record date for the interest payment.

        Unless we inform you otherwise in a prospectus supplement, the trustee under the applicable indenture will be designated as the paying agent for payments on debt securities issued under that indenture. Geokinetics may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts.

        If the principal of or any premium or interest on debt securities of a series is payable on a day that is not a business day, the payment will be made on the next succeeding business day as if made on the date that the payment was due and no interest will accrue on that payment for the period from and after the due date to the date of that payment on the next succeeding business date. For these purposes, unless we inform you otherwise in a prospectus supplement, a "business day" is any day that is not a Saturday, a Sunday or a day on which banking institutions in any of New York, New York; Houston, Texas or a place of payment on the debt securities of that series is authorized or obligated by law, regulation or executive order to remain closed.

        Subject to the requirements of any applicable abandoned property laws, the trustee and paying agent will pay to us upon written request any money held by them for payments on the debt securities that remains unclaimed for two years after the date upon which that payment has become due. After payment to us, holders entitled to the money must look to us for payment. In that case, all liability of the trustee or paying agent with respect to that money will cease.

        Notices.    Any notice required by the indentures to be provided to holders of the debt securities will be given by mail to the registered holders at the addresses as they appear in the security register.

        Replacement of Debt Securities.    Geokinetics will replace any debt securities that become mutilated, destroyed, stolen or lost at the expense of the holder upon delivery to the trustee of the mutilated debt securities or evidence of the loss, theft or destruction satisfactory to Geokinetics and the trustee. In the case of a lost, stolen or destroyed debt security, indemnity satisfactory to the trustee and Geokinetics may be required at the expense of the holder of the debt securities before a replacement debt security will be issued.

        Book-Entry Debt Securities.    The debt securities of a series may be issued in the form of one or more global debt securities that would be deposited with a depositary or its nominee identified in the prospectus supplement. Global debt securities may be issued in either temporary or permanent form. We will describe in the prospectus supplement the terms of any depositary arrangement and the rights and limitations of owners of beneficial interests in any global debt security.

Provisions Applicable Solely to Subordinated Debt Securities

        Under the subordinated indenture, payment of the principal of and any premium and interest on the subordinated debt securities will generally be subordinated and junior in right of payment to the prior payment in full of all Senior Debt, as described below. Unless we inform you otherwise in the prospectus supplement, Geokinetics may not make any payment of principal of or any premium or interest on the subordinated debt securities if it fails to pay the principal, interest, premium or any other amounts on any Senior Debt when due.

        The subordination does not affect Geokinetics's obligation, which is absolute and unconditional, to pay, when due, the principal of and any premium and interest on the subordinated debt securities. In addition, the subordination does not prevent the occurrence of any default under the subordinated indenture.

        The subordinated indenture does not limit the amount of Senior Debt that Geokinetics may incur. As a result of the subordination of the subordinated debt securities, if Geokinetics becomes insolvent, holders of subordinated debt securities may receive less on a proportionate basis than other creditors.

        Unless we inform you otherwise in a prospectus supplement, "Senior Debt" will mean all debt, including guarantees, of Geokinetics, unless the debt states that it is not senior to the subordinated debt securities or other junior debt of Geokinetics. Senior Debt with respect to a series of subordinated debt securities could include other series of debt securities issued under a subordinated indenture.

GUARANTEE

        The Subsidiary Guarantors may fully and unconditionally guarantee on an unsecured basis the full and prompt payment of the principal of and any premium and interest on the debt securities issued by Geokinetics when and as the payment becomes due and payable, whether at maturity or otherwise. The guarantee provides that in the event of a default in the payment of principal of or any premium or interest on a debt security, the holder of that debt security may institute legal proceedings directly against the applicable Subsidiary Guarantor to enforce the guarantee without first proceeding against Geokinetics. If senior debt securities are so guaranteed, the guarantee will rank equally with all of the Subsidiary Guarantor's other unsecured and unsubordinated debt from time to time outstanding and senior to any subordinated debt of the Subsidiary Guarantor. If subordinated debt securities are so guaranteed, the guarantee will be subordinated to all of the Subsidiary Guarantor's other unsecured and unsubordinated debt from time to time outstanding.

        The obligations of any Subsidiary Guarantor under the guarantee will be limited to the maximum amount that will not result in the obligations of the Subsidiary Guarantor under the guarantee constituting a fraudulent conveyance or fraudulent transfer under federal or state law, after giving effect to any other contingent and fixed liabilities of the Subsidiary Guarantor.

        The guarantee may be released under certain circumstances. If Geokinetics exercises its legal or covenant defeasance option with respect to debt securities of a particular series as described above in "—Defeasance," then any Subsidiary Guarantor will be released with respect to that series. Further, if no default has occurred and is continuing under the indentures, and to the extent not otherwise prohibited by the indentures, any Subsidiary Guarantor will be unconditionally released and discharged from the guarantee:

  •
  automatically upon any sale, exchange or transfer, whether by way of merger or otherwise, to any person that is not an affiliate of Geokinetics, of all of Geokinetics's equity interests in the Subsidiary Guarantor;

  •
  automatically upon the merger of the Subsidiary Guarantor into Geokinetics or the liquidation and dissolution of the Subsidiary Guarantor; or

  •
  following delivery of a written notice by Geokinetics to the trustee, upon the release of all guarantees by the Subsidiary Guarantor of any debt of Geokinetics's for borrowed money, except for any series of debt securities.

DESCRIPTION OF CAPITAL STOCK

General

        We are authorized to issue 100,000,000 shares of common stock, par value $.01, of which 10,580,501 shares were issued and outstanding as of June 25, 2009, and 2,500,000 shares of preferred stock, par value $10.00, of which 407,445 shares were issued and outstanding as of June 25, 2009. Our common stock is quoted on the NYSE Amex under the symbol "GOK." The following description of our capital stock is based on our certificate of incorporation and bylaws, as amended and currently in effect.

Common Stock

General

        All issued and outstanding shares of common stock are fully paid and nonassessable.

Dividend Rights

        As long as any shares of the Series B Preferred Stock (as defined below) are outstanding, we may not pay or declare any dividends on the common stock unless we have paid, or at the same time pay or provide for the payment of, all accrued and unpaid dividends on the Series B Preferred Stock.

        In addition, our Revolving Credit, Term Loan and Security Agreement (collectively, the "Credit Agreement") dated June 8, 2006, with PNC Bank, National Association, restricts our ability to pay cash dividends on our common stock.

Voting Rights

        The holders of common stock have full voting rights on all matters requiring stockholder action, with each share of common stock entitled to one vote.

Cumulative Voting

        Holders of common stock are not entitled to cumulate votes in elections of directors.

Preemptive Rights

        No stockholder has any preemptive right to subscribe to an additional issue of any stock or to any security convertible into such stock.

Preferred Stock

        Our preferred stock may be issued in series, and shares of each series will have such rights and preferences as may be fixed by our board of directors in the resolution authorizing the issuance of that particular series. In designating any series of preferred stock, our board of directors has the authority, without further action by the holders of our common stock, to fix the rights, dividend rate, conversion rights, rights and terms of redemption (including any sinking fund provisions), and the liquidation preferences of that series of preferred stock.

        The prospectus supplement relating to any series of preferred stock we are offering will include specific terms relating to the offering. We will file the form of the preferred stock with the SEC before we issue any of it, and you should read it for provisions that may be important to you. The prospectus supplement will include some or all of the following terms:

  •
  the title of the preferred stock;

  •
  the maximum number of shares of the series;

  •
  the dividend rate or the method of calculating the dividend, the date from which dividends will accrue and whether dividends will be cumulative;

  •
  any liquidation preference;

  •
  any optional redemption provisions;

  •
  any sinking fund or other provisions that would obligate us to redeem or purchase the preferred stock;

  •
  any terms for the conversion or exchange of the preferred stock for other securities of us or any other entity;

  •
  any voting rights; and

  •
  any other preferences and relative, participating, optional or other special rights or any qualifications, limitations or restrictions on the rights of the shares,

        The issuance of preferred stock by us could adversely affect the voting power of holders of or common stock and the likelihood that such holders will receive dividend payments and payments upon liquidation and could have the effect of delaying, deferring or preventing a change in control of us.

Series B Preferred Stock

        At June 25, 2009, we had outstanding 278,748 shares of our Series B-1 Senior Convertible Preferred Stock and 128,697 shares of our Series B-2 Convertible Preferred Stock (collectively, the "Series B Preferred Stock") which are described below. Except as provided below, the rights of the Series B-1 and the Series B-2 are the same.

Dividend Rights

        Each holder of Series B Preferred Stock is entitled to receive cumulative dividends at the rate of 8.0% per annum on the liquidation preference of $250.00 per share, compounded quarterly. At our option, such dividends may be paid in additional shares of Series B Preferred Stock, instead of cash, on any dividend payment date through October 31, 2011. After such date, all dividends must be paid in cash when and if declared.

Liquidation Rights

        Each holder of Series B Preferred Stock, in the event of our liquidation, will be entitled to a preference over the holders of shares of common stock, equal to $250.00 per share, subject to certain adjustments, plus any accrued but unpaid dividends.

Redemption Rights

        At any time after March 31, 2014, the holders of not less than a majority of either series of the shares of Series B Preferred Stock then outstanding may require us, upon written notice to the Company, to redeem all of the outstanding shares of such series of Series B Preferred Stock, in cash, at a price equal to $250.00 per share, plus any accrued but unpaid dividends.

Conversion Rights

        Each share of Series B Preferred Stock is initially convertible into 10 shares of common stock at the option of the holder. The number of shares of common stock into which each share of Series B Preferred Stock can be converted is subject to adjustment, from time to time, on the terms described in our certificate of incorporation. Unless waived by the holders of a majority in interest of the Series B-1 Preferred Stock and the holders of a majority in interest of the Series B-2 Preferred Stock, the number of shares of common stock issuable upon conversion of the Series B Preferred Stock will be increased if we issue common stock at a price below $25.00 per share.

        At our option, each share of Series B Preferred Stock is convertible into shares of common stock, immediately upon the sale of common stock in an underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933 at a price per share yielding net proceeds to us of not less then $35.00 per share, that provides net proceeds to us and the selling stockholders, if any, of not less than $75,000,000.

Voting Rights

        The holders of Series B Preferred Stock are entitled to vote on all matters upon which holders of common stock have the right to vote and are entitled to a number of votes equal to the number of shares of common stock into which such shares of Series B Preferred Stock could then be converted.

        As long as at least 125,000 shares of Series B Preferred Stock are outstanding, the consent of the holders of a majority of our Series B Preferred Stock will be required to, among other things, make any material change to our certificate of incorporation or by-laws, declare a dividend on our common stock, increase or decrease the size of our board of directors, enter into a business combination and they are allowed to elect one director.

Preemptive Rights

        If we authorize the issuance and sale of additional shares of our common stock other than pursuant to an underwritten public offering registered under the Securities Act of 1933, or for non-cash consideration pursuant to a merger or consolidation approved by our board of directors, we must first offer in writing to sell to each holder of our Series B Preferred Stock an equivalent pro rata portion of the securities being issued.

Delaware Anti-Takeover Law and Charter and By-Law Provisions

        We are subject to the provisions of Section 203 of the Delaware General Corporation Law. In general, the statute prohibits a publicly held Delaware corporation from engaging in a "business combination" with an "interested stockholder" for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination or the transaction by which the person became an interested stockholder is approved by the corporation's board of directors and/or stockholders in a prescribed manner or the person owns at least 85% of the corporation's outstanding voting stock after giving effect to the transaction in which the person became an interested stockholder. The term "business combination" includes mergers, asset sales and other transactions resulting in a financial benefit to the interested stockholder. Subject to certain exceptions, an "interested stockholder" is a person who, together with affiliates and associates, owns, or within three years did own, 15% or more of the corporation's voting stock. A Delaware corporation may "opt out" from the application of Section 203 through a provision in its certificate of incorporation or by-laws. We have not "opted out" from the application of Section 203.

        Under our certificate of incorporation and by-laws, our board of directors is not divided into classes. Each of our directors serves for a term of one year. Any vacancies on the board of directors shall be filled by vote of the board of directors until the next meeting of stockholders when the election of directors is in the regular course of business, and until a successor has been duly elected and qualified. In case of any vacancy, such vacancy may be filled by the directors by majority vote of the directors remaining on the whole board of directors.

        The foregoing provisions of our certificate of incorporation and by-laws and the provisions of Section 203 of the Delaware General Corporation Law could have the effect of delaying, deferring or preventing a change of control of our company.

Liability and Indemnification of Officers and Directors

        Our certificate of incorporation provides that our directors will not be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (1) for any breach of a director's duty of loyalty to us or our stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) under Section 174 of the Delaware General Corporation Law, or (4) for any transaction from which the director derives an improper personal benefit. Our certificate of incorporation and by-laws also contain provisions to indemnify our directors and officers to the fullest extent permitted by the Delaware General Corporation Law.

DESCRIPTION OF WARRANTS

        We may issue warrants to purchase any combination of senior or subordinated debt securities, common stock, preferred stock or other securities. Securities warrants may be issued independently or together with debt securities, preferred stock or common stock and may be attached to or separate from any offered securities. We will issue warrants under one or more warrant agreements between us and a warrant agent that we will name in the applicable prospectus supplement or any pricing supplement.

        The prospectus supplement (or the pricing supplement) relating to any warrants we are offering will include specific terms relating to the offering. We will file the form of any warrant agreement with the SEC, and you should read the warrant agreement for provisions that may be important to you. The terms of the prospectus supplement (or pricing supplement) may include:

  •
  the title of the warrants;

  •
  the aggregate number of warrants offered;

  •
  the price or prices at which the warrants will be issued;

  •
  the currency or currencies in which the price of such warrants may be payable;

  •
  the dates or periods during which the warrants are exercisable;

  •
  the designation and terms of any securities with which the warrants are issued;

  •
  if warrants are issued as a unit with another security, the date, if any, on and after which the warrants and the other security will be separately transferable;

  •
  a discussion of the material United States federal income tax considerations applicable to the warrants;

  •
  any minimum or maximum amount of warrants that may be exercised at any one time; and

  •
  any terms, procedures and limitations relating to the transferability, exchange or exercise of the warrants.

PLAN OF DISTRIBUTION

        We may sell the securities in and outside the United States through underwriters or dealers, directly to purchasers or through agents or through a combination of any of these methods. The prospectus supplement (or a pricing supplement) will include the following information:

  •
  the terms of the offering;

  •
  the names of any underwriters or agents;

  •
  the purchase price of the securities from us;

  •
  the net proceeds to us from the sale of securities;

  •
  any delayed delivery arrangements;

  •
  any underwriting discounts, commissions and other items constituting underwriters' compensation;

  •
  any initial public offering price;

  •
  any discounts or concessions allowed or reallowed or paid to dealers; and

  •
  any commissions paid to agents.

Sale Through Underwriters or Dealers

        If we use underwriters in the sale of securities, the underwriters will acquire the securities for their own account. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at or prior to the time of sale, including at prevailing market prices or at prices related to prevailing market prices. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless we inform you otherwise in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

        During and after an offering through underwriters, the underwriters may purchase and sell the securities in the open market. These transactions may include overallotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. The underwriters also may impose a penalty bid, which means that selling concessions allowed to syndicate members or other broker-dealers for the offered securities sold for their account may be reclaimed by the syndicate if the offered securities are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the offered securities, which may be higher than the price that might otherwise prevail in the open market. If commenced, the underwriters may discontinue these activities at any time.

        If we use dealers in the sale of securities, we will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. The dealers participating in any sale of the securities may be deemed to be underwriters within the meaning of the Securities Act of 1933 with respect to any sale of those securities. We will include in the prospectus supplement the names of the dealers and the terms of the transaction.

        Financial Industry Regulatory Authority Rule 5110 requires FINRA members firms (unless an exemption applies) to satisfy the filing requirements of Rule 5110 in connection with the sale of the securities included in this Registration Statement on a principal or agency basis. FINRA Notice to Members 88-101 states that in the event any securities are to be sold under this prospectus through a member of FINRA participating in a distribution of our securities, such member is responsible for insuring that a timely filing, if required, is first made with the Corporate Finance Department of FINRA and disclosing to FINRA the following:

  •
  it intends to take possession of the registered securities or to facilitate the transfer of such certificates;

  •
  the complete details of how the securities are and will be held, including location of the particular accounts;

  •
  whether the member firm or any direct or indirect affiliates thereof have entered into, will facilitate or otherwise participate in any type of payment transaction with the Company, including details regarding any such transactions; and

  •
  in the event any of the securities offered by us under this Prospectus are sold, transferred, assigned or hypothecated by us in a transaction that directly or indirectly involves a member firm of FINRA or any affiliates thereof, that prior to or at the time of said transaction the member firm will timely file all relevant documents with respect to such transaction(s) with the Corporate Finance Department of FINRA for review.

        Further, no FINRA member firm may receive compensation in excess of that allowable under FINRA rules, including Rule 5110, in connection with the sale of the securities by the Company under this prospectus, which total compensation may not exceed 8%.

Direct Sales and Sales Through Agents

        We may sell the securities directly. In that event, no underwriters or agents would be involved. We may also sell the securities through agents we designate from time to time. In the prospectus supplement, we will name any agent involved in the offer or sale of the offered securities, and we will describe any commissions payable by us to the agent. Unless we inform you otherwise in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

        We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act of 1933 with respect to any sale of those securities. We will describe the terms of any such sales in the prospectus supplement.

Delayed Delivery Contracts

        If we so indicate in the prospectus supplement, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities from us at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The prospectus supplement will describe the commission payable for solicitation of those contracts.

Remarketing

        We may offer and sell any of the securities in connection with a remarketing upon their purchase, in accordance with a redemption or repayment by their terms or otherwise, by one or more remarketing firms acting as principals for their own accounts or as our agents. We will identify any remarketing firm, the terms of any remarketing agreement and the compensation to be paid to the remarketing firm in the prospectus supplement. Remarketing firms may be deemed underwriters under the Securities Act of 1933.

Derivative Transactions

        We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third parties may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third parties in these sale transactions will be underwriters and will be identified in the applicable prospectus supplement or in a post-effective amendment to the registration statement of which this prospectus forms a part.

General Information

        We may have agreements with the agents, dealers and underwriters to indemnify them against certain civil liabilities, including liabilities under the Securities Act of 1933, or to contribute with respect to payments that the agents, dealers or underwriters may be required to make. Agents, dealers and underwriters may be customers of, engage in transactions with or perform services for us in the ordinary course of their businesses.

        Each series of offered securities will be a new issue, and other than the common stock, which is listed on the NYSE Amex, will have no established trading market. We may elect to list any series of offered securities on an exchange, but we are not obligated to do so. It is possible that one or more underwriters may make a market in a series of offered securities. However, they will not be obligated to do so and may discontinue market making at any time without notice. We cannot assure you that a liquid trading market for any of our offered securities will develop.

LEGAL MATTERS

        The validity of the issuance of the securities offered in this prospectus will be passed upon for us by Haynes and Boone, LLP. If certain legal matters in connection with an offering of the securities made by this prospectus and a related prospectus supplement are passed on by counsel for the underwriters of such offering, that counsel will be named in the applicable prospectus supplement related to that offering.

EXPERTS

        Our consolidated balance sheets as of December 31, 2008 and 2007, and the related consolidated statements of operations, stockholders' equity and other comprehensive income and cash flow for each of the three years in the period ended December 31, 2008 incorporated by reference in this prospectus and elsewhere in the registration statement have been audited by UHY LLP, independent registered public accounting firm, as stated in their report appearing therein and are incorporated in reliance of the report of such firm given on the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

        We have filed a registration statement with the SEC under the Securities Act of 1933 that registers the securities we may offer pursuant to this prospectus. The registration statement, including the attached exhibits, contains additional relevant information about Geokinetics. The rules and regulations of the SEC allow us to omit some information included in the registration statement from the prospectus.

        We file annual, quarterly and current reports, proxy statements and other information electronically with the SEC. You may read and copy these reports, proxy statements and other information at the SEC's public reference room at 100 F Street, N.E., Washington D.C. 20549 or at the SEC's other public reference facilities. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the public reference room. Our SEC filings are available on the SEC's website at http://www.sec.gov. We also make available free of charge on our website, at www.geokinetics.com, all materials that we file electronically with the SEC, including our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, Section 16 reports and amendments to these reports as soon as reasonable practicable after such materials are electronically filed with, or furnished to, the SEC. Information contained on our web site or any other web site is not incorporated by reference into this prospectus and does not constitute a part of this prospectus.

INCORPORATION BY REFERENCE

        The SEC allows us to "incorporate by reference" into this prospectus the information we have filed with the SEC. This means that we can disclose important information to you without actually including the specific information in this prospectus by referring you to other documents filed separately with the SEC. These other documents contain important information about us, our financial condition and the results of our operations. The information we incorporate by reference is an important part of this prospectus. You should read the information incorporated by reference for more detail. Information that we file later with the SEC will automatically update and replace the information currently in this prospectus and information previously filed with the SEC.

        We incorporate by reference into this prospectus the documents listed below, any filings we make with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act between the date of this prospectus and the termination of the registration statement of which this prospectus is a part and prior to the effectiveness of the registration statement, (excluding any portions thereof that are deemed to be furnished and not filed):

  •
  Our annual report on Form 10-K for the fiscal year ended December 31, 2008 filed with the SEC on March 16, 2009;

  •
  Our quarterly report on Form 10-Q for the quarter ended March 31, 2009 filed with the SEC on May 8, 2009;

  •
  Our quarterly report on Form 10-Q for the quarter ended June 30, 2009, filed with the SEC on August 7, 2009;

  •
  Our proxy statement on Schedule 14A filed with the SEC on April 24, 2009;

  •
  Our current reports on Form 8-K and Form 8-K/A filed with the SEC on January 13, February 18, February 27, March 9, March 25, May 8, May 26, May 28, June 1, 2009, June 11, 2009, June 18, 2009, August 7, 2009, August 12, 2009 and August 25, 2009, in each case other than information furnished and not filed with the SEC; and

  •
  The description of our common stock contained in our Registration Statement on S-1 (File No. 333-140385) filed on April 27, 2007.

        You may obtain any of the documents incorporated by reference in this prospectus from the SEC through the SEC's web site at the address provided above. You may also request a copy of any document incorporated by reference in this prospectus (including exhibits to those documents specifically incorporated by reference in this document), at no cost, by visiting our internet web site at www.geokinetics.com, or by writing or calling us at the following address and telephone number:

Geokinetics Inc.
Office of the Corporate Secretary
1500 CityWest Blvd, Suite 800
Houston, Texas 77042
(281) 848-6986
Corporate.secretary@geokinetics.com

        You should rely only on the information provided in and incorporated by reference into this prospectus or any prospectus supplement. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date indicated on these documents.